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                                                                  EXHIBIT 10.46

                        EXECUTIVE AGREEMENT dated as of August 7, 1997, between
                  CORPORATE PROPERTY INVESTORS, a Massachusetts business trust ("the Company"), and HANS C. MAUTNER (the "Executive").

            The Company and the Executive agree as follows:

            SECTION 1. Definitions. As used in this Agreement:

            (a) "Accrued Obligations" means the sum of the amounts described in
Section 6(a)(i)(A) and Section 6(a)(ii)(A).

            (b) "Annual Base Salary" means the Executive's salary at a rate not less than the Executive's annualized salary in effect immediately prior to the Operative Date or the date that is six months prior to the Operative Date (whichever date results in a larger salary).

            (c) "Annual Bonus" means the Executive's annual bonus in an amount that is not less than the highest annual bonus paid to the Executive with respect to the three years preceding the Operative Date.

            (d) "Board" means the Board of Trustees of the Company.

            (e) "Cause" means (i) the wilful and continued failure of the Executive to perform substantially the Executive's duties owed to the Company after a written demand for substantial performance is delivered to the Executive which specifically identifies the nature of such non-performance, (ii) the wilful engaging by the Executive in gross misconduct significantly and demonstrably injurious to the Company, or (iii) conduct by the Executive in the course of his or her employment which is a felony or fraud that results in material harm to the Company or a third party. No act or omission on the part of the Executive shall be considered "wilful" unless it is done or omitted in bad faith or without reasonable belief that the action or omission was in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (1) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (2) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (3) delivery to the Executive of a Notice of Termination from the Board
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finding that in the good faith opinion of three-quarters (3/4) of the Board the
Executive was guilty of conduct set forth in clause (i) or (ii) above and specifying the particulars thereof in detail.

            (f) A "Change in Control" shall be deemed to occur upon the consummation of any transaction involving the Company, such as a merger, consolidation or similar transaction involving the outstanding voting securities of the Company, the sale of voting securities of the Company (other than through an underwritten public offering), the sale of assets of the Company or the acquisition of assets by the Company, pursuant to which the shareholders of the Company immediately prior to such transaction would, after giving effect to such transaction, cease to beneficially own 70% or more of the outstanding voting securities of the Company or its successor. For purposes of the foregoing definition, the dissolution of the Telephone Real Estate Equity Trust, of which State Street Bank and Trust Company is the Trustee, and the resulting distribution of any of the Company's voting securities to the entities that are the beneficial owners thereof on the date hereof shall not be deemed a transaction involving a Change in Control.

            (g) "Common Shares" means Series A Common Shares of Beneficial Interest of the Company.

            (h) "Date of Termination" means: (i) if the Executive's employment is terminated by the Company, for Cause or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Incapacity, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Incapacity, the Date of Termination shall be the date of death of the Executive or the Incapacity Effective Date, as the case may be.
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            (i) "Dependents", as of any date, means the members of the
Executive's family who under the eligibility rules (as in effect on a date that is six months prior to the Operative Date) of the plans or programs of the Company (or any successor) which provide medical benefits, would, by virtue of such status as family members, be eligible for benefits under such plans or programs on such date.

            (j) "Good Reason" means:

            (i) without the Executive's express written consent and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, (A) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position, authority, duties or responsibilities as contemplated by Section 4(a), (B) any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, or (C) any failure by the Company to comply with any of the provisions of Section 4(b);

            (ii) without the Executive's express written consent, the Company's requiring the Executive's work location to be other than in Manhattan located in New York City;

            (iii) any failure by the Company to comply with and satisfy Section 11(a); or

            (iv) any breach by the Company of any other material provision of this Agreement.

            (k) "Incapacity" means any physical or mental illness or disability of the Executive which continues for a period of six consecutive months or more and which at any time after such six-month period the Board shall reasonably determine renders the Executive incapable of performing his or her duties during the remainder of the Term.

            (l) "Incapacity Effective Date" means the date of determination by the Board that the Incapacity of the Executive has occurred during the term of this Agreement; provided, however, that if the Company's policy regarding disability leaves of absence provides that the Executive's employment would cease and terminate on a later date, then the Incapacity Effective Date shall be such later date.
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            (m) "Notice of Termination" means a written notice which (i)
indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, (iii) in the case of termination by the Company for Cause or for Incapacity, confirms that such termination is pursuant to a resolution of the Board and (iv) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 calendar days after the giving) of such notice.

            (n) "Operative Date" means the date on which a Change in Control shall have occurred.

            (o) "Other Benefits" means any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company, including earned but unpaid stock and similar compensation, that is in effect on the date that is six months prior to the Operative Date.

            (p) "SEPP" means the Corporate Property Investors Simplified Employee Pension Plan as it now exists or may hereafter be amended prior to the date six months prior to the Operative Date.

            (q) "SERP" means the Supplemental Executive Retirement Plan of Corporate Property Investors as it now exists or may hereafter be amended prior to the date that is six months prior to the Operative Date.

            (r) "Term" means the term of this Agreement which shall begin as of the date first written above, and shall continue to and remain in effect until the fourth anniversary of such date or, if later, two years following an Operative Date occurring prior to the fourth anniversary of the date first written above and shall include any extensions pursuant to Section 2.

            SECTION 2. Extension of This Agreement. If no Operative Date shall have occurred on or before the 60th calendar day preceding the date on which the Term is then scheduled to expire, then the Term shall automatically be extended for one year unless either party shall have given the other party written notice of its intention not to extend the Term.
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            SECTION 3. Terms of Employment Prior to Operative Date. Prior to the
Operative Date, the terms and conditions of the Executive's employment, including the Executive's rights upon termination of the Executive's employment, shall be the same as they would have been had this Agreement not been entered into by the Executive and the Company.

            SECTION 4. Terms of Employment on and After Operative Date. (a) Position and Duties. (i) On and after the Operative Date and during the Term of this Agreement, (A) the Executive's position (including status, offices, titles, authority, duties and responsibilities) shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned immediately prior to the Operative Date and (B) the Executive's work location shall be based in Manhattan in New York City and the Company shall not require the Executive to travel on Company business to a substantially greater extent than required on the date that is six months prior to the Operative Date, except for travel and temporary assignments which are reasonably required for the full discharge of the Executive's responsibilities and which are consistent with the Executive's being so based.

            (ii) On and after the Operative Date and during the Term of this Agreement, but excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities.

            (b) Compensation. (i) Salary and Bonus. On and after the Operative Date and during the Term of this Agreement, the Executive will receive compensation at an annual rate equal to the sum of (A) his or her Annual Base Salary plus (B) his or her Annual Bonus.

            (ii) Stock Option, Savings and Supplemental Retirement Plans. On and after the Operative Date and during the Term of this Agreement, the Executive will be entitled to (A) continue to participate in all stock option, savings and supplemental retirement plans and programs generally applicable to full-time officers or employees of the Company, including, without limitation, the 1993 Share Option Plan of Corporate Property Investors, Corporate Property Investors Employee 401(k) Savings Plan, the SEPP, the SERP, and the Trustees' and Executives' Deferred Remuneration Plan of Corporate Property Investors, or
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(B) participate in stock option, savings and retirement plans and programs of a successor to the Company which have benefits that are not less favorable to the Executive.

            (iii) Welfare Benefit Plans. On and after the Operative Date and during the Term of this Agreement, the Executive and/or persons who from time to time thereafter are Dependents, as the case may be, shall be eligible to (A) participate in and shall receive (or, in the case of life insurance, shall be entitled to have the Executive's beneficiary receive) all benefits under welfare benefit plans and programs generally applicable to full-time officers or employees of the Company on a date that is six months prior to the Operative Date, including, without limitation, medical, disability insurance (group and individual), disability leaves of absence, group life, split dollar life, accidental death and travel accident insurance plans and programs, or (B) participate in welfare benefit plans and programs of a successor to the Company which have benefits that are not less favorable to the Executive and the Dependents.

            (iv) Business Expenses. On and after the Operative Date and during the Term of this Agreement, the Company shall, in accordance with policies in effect with respect to the payment of such expenses immediately prior to the Operative Date, pay or reimburse the Executive for all reasonable out-of-pocket travel and other expenses (other than ordinary commuting expenses) incurred by the Executive in performing services hereunder. All such expenses shall be accounted for in such reasonable detail as the Company may require.

            (v) Vacations. On and after the Operative Date and during the Term of this Agreement, the Executive shall be entitled to periods of vacation not less than those to which the Executive was entitled on the date that is six months prior to the Operative Date.

            (vi) Other Benefits. On and after the Operative Date and during the Term of this Agreement, the Executive shall be entitled to all Other Benefits not specifically provided for in subsections (i), (ii), (iii), (iv) and (v) of this Section 4(b).

            SECTION 5. Termination of Employment. (a) Death or Incapacity. The Executive's employment shall terminate automatically upon the Executive's death. On and after the Operative Date, the Executive's employment shall also terminate automatically on his or her Incapacity Effective Date during the Term of this Agreement.
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            (b) Cause. Prior to the Operative Date, the Company may terminate the Executive's employment for any reason. On and after the Operative Date, the Company may terminate the Executive's employment only for Cause, pursuant to the Board passing a resolution that such Cause exists.

            (c) Good Reason. Prior to the Operative Date, the Executive may terminate his or her employment for any reason. On and after the Operative Date, the Executive may terminate his or her employment for Good Reason.

            (d) Notice of Termination. On and after the Operative Date and during the Term of this Agreement, any termination by the Company for Cause or Incapacity, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Incapacity or Cause shall not serve to waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

            SECTION 6. Obligations of the Company Upon Termination on or After Operative Date. (a) Termination for Good Reason or for Reasons Other Than for Cause, Death or Incapacity. If, on or after the Operative Date and during the Term of this Agreement, (x) the Company shall terminate the Executive's employment other than for Cause, death or Incapacity or (y) the Executive shall terminate his or her employment for Good Reason, then:

            (i) the Company shall pay to the Executive in a lump sum in cash within 30 calendar days after the Date of Termination the aggregate of the following amounts:

                  (A) the sum of (1) the Executive's then Annual Base Salary through the Date of Termination to the extent not theretofore paid,
            (2) the product of (x) an amount equal to his or her then Annual Bonus times (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 plus (3) any accrued vacation pay to the extent not theretofore paid; and
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                  (B) the amount equal to the product of (1) three times (2) the sum of (x) the Executive's then Annual Base Salary and (y) his or her then Annual Bonus; and

            (ii) the Company will contribute within 30 calendar days after the Date of Termination an amount to the SERP equal to the sum of:

                  (A) the product of (1) 11% and (2) the sum of (x) the
            Executive's then Annual Base Salary through the Date of Termination plus (y) a portion of his Annual Bonus determined in accordance with
            Section 6(a)(i)(A)(2); and

                  (B) the product of (1) three times (2) 11% of the sum of the
            Annual Base Salary and the Annual Bonus;

            (iii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the persons who from time to time thereafter are Dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iii) if the Executive's employment had not been terminated or, if more favorable to the Executive and the Dependents, as in effect generally at any time thereafter;

            (iv) the Executive and the persons who from time to time thereafter are Dependents shall continue to be eligible to participate in and shall receive all benefits under any plan or program of the Company providing medical benefits as are in effect on the date six months prior to the Operative Date or under any plan or program of a successor to the Company which provides medical benefits that are not less favorable to the Executive and the Dependents than such plans or programs of the Company until the date the Executive and the Dependents are all eligible for Medicare benefits (by reason of attaining the minimum age for such benefits without regard to whether an application has been made therefor); provided, however, that (A) in no event will a Dependent be eligible for benefits as described in this clause (iv) after the date he ceases to be a Dependent and (B) at all times after the expiration of the three-year period described in clause (iii) above, the Executive shall pay for such
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      coverage at the same rate as is charged to other similarly situated individuals electing continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended;

            (v) all outstanding options granted to Executive to purchase Common Shares under the 1993 Share Option Plan of Corporate Property Investors or under any other option plan shall, to the extent not already vested, become immediately fully vested and shall remain exercisable until the end of the original term of such option without regard to Executive's termination of employment;

            (vi) the Company will continue to pay any premiums due on split-dollar life insurance policies in effect on the life of the Executive for three years following the Date of Termination after which time the Company shall distribute such policy to the Executive without requiring the Executive to repay any premiums paid by the Company;

            (vii) notwithstanding any provisions to the contrary under any outstanding recourse note issued under the Company's Employee Share Purchase Plan or any other agreement providing for the acceleration or prepayment of any such note payments under such note shall not be accelerated as a result of Executive's termination of employment but shall be due and payable in accordance with the terms of such note determined as if Executive's employment had not terminated;

            (viii) the Company will transfer any car made available to the Executive for his use by the Company to the Executive for no consideration provided that the Executive pays any and all transfer taxes and agrees to be solely responsible for insurance and the cost of insurance after the date of transfer; and

            (ix) the Executive shall be entitled to keep any computer and/or software provided to the Executive by the Company for home or travel use for no consideration; and

            (x) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive all Other Benefits to the extent accrued on the Date of Termination and not specifically provided for in subsections (i) through (ix) of this Section 6(a).
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            (b) Death or Incapacity. If the Executive's employment is terminated on or after the Operative Date by reason of the Executive's death or Incapacity, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement, other than for (i) timely payment of Accrued Obligations and (ii) provision by the Company of death benefits or disability benefits for termination due to death or Incapacity, respectively, in accordance with Sections 4(b)(iii) and 6(a)(vi) as in effect at the Operative Date or, if more favorable to the Executive, at the Executive's Date of Termination.

            (c) Cause; Other than for Good Reason. If the Executive's employment shall be terminated on or after the Operative Date for Cause, this Agreement shall terminate without further obligations to the Executive other than timely payment to the Executive of (x) the Executive's then Annual Base Salary through the Date of Termination and (y) Other Benefits, but in each case only to the extent theretofore unpaid as of the Date of Termination. If the Executive voluntarily terminates employment during the Term of this Agreement, excluding a termination for Good Reason on or after the Operative Date, this Agreement shall terminate without further obligations to the Executive, other than for the timely payment of Accrued Obligations and Other Benefits.

            SECTION 7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor, subject to Section 15(c), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

            SECTION 8. No Mitigation. The Company agrees that, if the Executive's employment is terminated on or after the Operative Date and during the Term of this Agreement for any reason, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive hereunder. Further, the amount of any payment or benefit provided hereunder on or after the Operative Date shall not be reduced by any
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compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

            SECTION 9. Full Settlement and Settlement of Disputes. (a) Subject to full compliance by the Company with all its obligations under this Agreement, this Agreement shall be deemed to constitute the settlement of such claims as the Executive might otherwise be entitled to assert against the Company by reason of the termination of the Executive's employment for any reason on or after the Operative Date. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof.

            (b) All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within 60 calendar days after notification by the Board that the Executive's claim has been denied. Any dispute or controversy arising under or in connection with the interpretation of the provisions of this Agreement shall be settled exclusively by arbitration in New York City, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid his Annual Base Salary and medical benefits until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. All costs of litigation or arbitration shall be borne by the Company and shall be paid as incurred.
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Any dispute or controversy arising from the circumstances under which the
Executive terminates employment shall be settled by litigation or arbitration as the aggrieved party shall select.

            SECTION 10. Partial Reduction in Payments. Anything in this Agreement to the contrary notwithstanding, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, being hereinafter called "Total Payments") would be subject (in whole or part), to the excise tax (the "Excise Tax") imposed under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the payments or benefits to be made under Section 6 hereof (the "Severance Payments") shall be reduced (in the manner determined by the Executive or, if no such determination shall be made by the time such payments or benefits are required to be paid or given, by the Company) to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax (after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement) if (i) the net amount of such Total Payments, as so reduced (and after deduction of the net amount of federal, state and local income tax and employment taxes to which the Executive would be subject by virtue of his or her receipt of such reduced Total Payments), is greater than (ii) the excess of (A) the net amount of such Total Payments, without reduction (but after deduction of the net amount of federal, state and local income and employment taxes to which the Executive would be subject by virtue of his or her receipt of such Total Payments), over
(B) the amount of Excise Tax to which the Executive would be subject in respect of such Total Payments.

            SECTION 11. Successors; Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement, in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession will be a breach of this Agreement and entitle the Executive to compensation from the

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Company in the same amount and on the same terms as the Executive would be entitled to hereunder had the Company terminated the Executive for reason other than Cause or Incapacity on the succession date. As used in this Agreement, "the Company" means the Company as defined in the preamble to this Agreement and any successor to its business or assets which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

            (b) This Agreement shall be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

            SECTION 12. Nonassignability. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 11. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his or her will or by the laws of descent or distribution, and, in the event of any attempted assignment or transfer by the Executive contrary to this
Section 12, the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

            SECTION 13. Notices. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      -     If to the Executive -- at the address included on the signature page.
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            If to the Company:

                  Corporate Property Investors
                  Three Dag Hammarskjold Plaza
                  305 E. 47th Street
                  New York, NY 10017

                  Attention: Chairman of the Board and Chief
                    Executive Officer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            SECTION 14. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without reference to principles of conflict of laws.

            SECTION 15. Miscellaneous. (a) This Agreement contains the entire understanding with the Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, relating to such subject matter. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Executive and the Company.

            (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (c) Except as provided herein, this Agreement shall not be construed to affect in any way any rights or obligations in relation to the Executive's employment by the Company prior to the Operative Date or subsequent to the end of the Term.

            (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

            (e) The Company may withhold from any benefits payable under this Agreement all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

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            (f) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.


                                    CORPORATE PROPERTY INVESTORS,


                                      by /s/ Harold Rolfe
                                         ---------------------------------------
                                         Name: Harold Rolfe
                                         Title: Vice President & General Counsel



                                    /s/ Hans C. Mautner
                                    --------------------------------------------
                                    HANS C. MAUTNER

                                    1088 Park Avenue
                                    New York, N.Y. 10128
                                    --------------------------------------------
                                    (Address)


                                    --------------------------------------------
                                    (Address)

                        Amendment to Executive Agreement
                              with Hans C. Mautner

            WHEREAS, Hans C. Mautner and Corporate Property Investors (the "Company") entered into an agreement dated as of August 7, 1997 (the "Agreement"), setting forth the mutual agreement of the parties with respect to the terms and conditions of his employment by the Company following a change in control and his entitlement to various benefits from the Company in the event of his termination of employment on or following a change in control (see Exhibit 1 hereto);

            WHEREAS, it is desired to amend such Agreement as provided herein to reflect the provisions contained in a Disclosure Letter referred to in the Agreement and Plan of Merger dated February 18, 1998, by and among Simon DeBartolo Group, the Company and Corporate Realty Consultants, Inc. (the "Merger Agreement");

            NOW THEREFORE, the Agreement be, and it hereby is, amended in the following respects:

            1. Each and every reference to the Operative Date and/or to the date that is six months prior to the Operative Date shall be deemed to be a reference to February 18, 1998.

            2. The fourth sentence of Section 9(b) is amended to read as follows:

            "Except as provided in Section 10, any dispute or controversy arising under or in connection with the interpretation of the provisions of this Agreement shall be settled exclusively by arbitration in New York City, New York in accordance with the rules of the American Arbitration Association then in effect."

            3. Section 10 is amended to read as follows:

            "Certain Additional Payments by the Company. (a) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or that any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (the "Net Gross-Up Payment") in an amount equal to the excess of the Gross-Up Payment (as defined below) he would be entitled to receive based on all Payments over the Excise Tax he would have incurred if his only parachute payments (as defined in Code Section 280G(b)(2)) were the payments contemplated by clause (ii) of Section 6.9.3 of the Merger Agreement. The "Gross-Up Payment" is defined as an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes and Excise Tax) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            (b) Notwithstanding the provisions of Section 9(b), all determinations required to be made under this Section 10, including whether and when the Net Gross-Up Payment is required and the amount of such Net Gross-Up Payment including any determination of the parachute payments under Code Section 280G(b)(2), and the assumptions to be utilized in arriving at such determinations shall be made by a nationally recognized certified public accounting firm that is mutually selected by the Executive and the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Net Gross-Up Payment shall be paid by the Company to the Executive within five days of the receipt of the Accounting Film's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Net Gross-Up Payment made will have been an amount less than the Company should have paid pursuant to this Section 10 (the "Underpayment"). In the event that the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive."

            It is expressly understood that all other terms of the Agreement remain in effect and are hereby ratified and confirmed.

            IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be executed as of the 18th day of February, 1998.

                                    CORPORATE PROPERTY INVESTORS,

                                      by /s/ Harold Rolfe
                                         -----------------------------
                                         Name: Harold Rolfe
                                         Title: VP & General Counsel



                                         /s/ Hans C. Mautner
                                         -----------------------------
                                         Hans C. Mautner